Exhibit 99.1

News Release

For Immediate Release

ALERIS INTERNATIONAL, INC. ANNOUNCES EXTENSION OF TENDER OFFER AND CONSENT SOLICITATION FOR 10 3/8% SENIOR SECURED NOTES DUE 2010 (CUSIP No. 449681AC9) AND 9% SENIOR NOTES DUE 2014 (CUSIP No. 014477AA1)

BEACHWOOD, OH - July 31, 2006 - Aleris International, Inc. (“Aleris”) (NYSE: ARS) announced today that it has extended its previously announced tender offer to purchase for cash any and all of its outstanding 10 3/8% Senior Secured Notes Due 2010 (CUSIP No. 449681AC9) (the “10 3/8% Notes”) and 9% Senior Notes Due 2014 (CUSIP No. 014477AA1) (the “9% Notes”, and together with the 10 3/8% Notes, the “Notes”). The tender offer, previously set to expire at midnight, New York City time, on July 28, 2006, will now expire at 5:00 p.m., New York City time, on July 31, 2006, unless terminated or extended and remains subject to the prior satisfaction or waiver of the conditions described in the offer documents. The tender offer is being extended in order to coordinate with Aleris’s closing of the acquisition of the downstream aluminum business of Corus Group plc and the related debt financings described in the Tender Offer and Consent Solicitation Statement, dated June 30, 2006.

As previously announced on July 14, 2006, the requisite consents have been received to eliminate or make less restrictive substantially all of the restrictive covenants and events of default and certain related provisions contained in the indentures governing the Notes. As a result of obtaining the requisite consents, Aleris executed and delivered supplemental indentures setting forth the amendments to the indentures governing the Notes. The supplemental indentures provide that the amendments to the indentures will only become operative when validly tendered Notes are accepted for purchase pursuant to the tender offer.

In addition, Aleris has been advised by the depositary for the tender offer that, as of 5:00 p.m., New York City time, on July 28, 2006, approximately $200,830,000 principal amount, or 96.17%, of the outstanding principal amount of the 10 3/8% Notes and $124,910,000 principal amount, or 99.93%, of the outstanding principal amount of the 9% Notes, and the consents related thereto, have been validly tendered. Withdrawal rights of tendering holders of the Notes that tendered prior to the expiration of the consent date of 5:00 p.m., New York City time, on July 14, 2006, have expired.

Deutsche Bank Securities Inc. is acting as dealer manager for the tender offer and as the solicitation agent for the consent solicitation and can be contacted at (212) 250-6008 (collect). Mackenzie Partners, Inc. is the depositary and information agent and can be contacted at (212) 929-5500 (collect) or (800) 322-2885 (toll-free). Copies of the Offer Documents and other related documents may be obtained from the information agent.

THE TENDER OFFER AND CONSENT SOLICITATION ARE BEING MADE SOLELY ON THE TERMS AND CONDITIONS SET FORTH IN THE OFFER DOCUMENTS. UNDER NO CIRCUMSTANCES SHALL THIS PRESS RELEASE CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL THE NOTES OR ANY OTHER SECURITIES OF ALERIS. THE TENDER OFFER AND CONSENT SOLICITATION ARE BEING MADE SOLELY BY ALERIS’S OFFER DOCUMENTS. THIS PRESS RELEASE ALSO IS NOT A SOLICITATION OF CONSENTS TO THE PROPOSED AMENDMENTS TO THE INDENTURES. NO RECOMMENDATION IS MADE AS TO WHETHER HOLDERS OF THE NOTES SHOULD TENDER THEIR NOTES OR GIVE THEIR CONSENT.

Aleris International, Inc. is a major North American manufacturer of rolled aluminum products and is a global leader in aluminum recycling and the production of specification alloys. Aleris is also a recycler of zinc and a leading U.S. manufacturer of zinc metal and value-added zinc products that include zinc oxide and zinc dust. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 41 production facilities in the U.S., Brazil, Germany, Netherlands, Mexico and Wales, and employs approximately 4,000 employees. For more information about the Company, please visit our Web site at www.aleris.com.

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements made in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not historical in nature are considered to be forward-looking statements. They include statements regarding the Company’s expectations, hopes, beliefs, estimates, intentions or strategies regarding the future. These include statements that contain words such as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “should”, and similar expressions intended to connote future events and circumstances, and include statements regarding future earnings and earnings per share, future improvements in margins, processing volumes and pricing, improvements in internal controls, future effects of derivatives accounting, anticipated continuation of strengthened U.S. and worldwide industrial activity, expected cost savings, and anticipated synergies resulting from the acquisitions of Commonwealth Industries Inc., ALSCO Holdings, Inc., certain assets of Ormet Corporation, Alumitech, Inc., Tomra Latasa Reciclagem and the downstream aluminum businesses of Corus Group plc.

Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, the Company’s ability to effectively integrate the business and operations of the downstream aluminum businesses of Corus Group plc, Commonwealth and the Company’s other acquisitions; slowdowns in automotive production in the U.S. and Europe; the financial condition of the Company’s customers and future bankruptcies and defaults by the Company’s major customers; the availability at favorable cost of aluminum scrap and other metal supplies that the Company processes; the Company’s ability to enter into effective metals, natural gas and other commodity derivatives; future natural gas and other fuel costs; a weakening in industrial demand resulting from a decline in economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of the Company’s various facilities; restrictions on and future levels and timing of capital expenditures; retention of major customers; the timing and amounts of collections; the future mix of product sales vs. tolling business; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of uncertainties listed above; and other risks listed in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2005 and quarterly report on Form 10-Q for the quarter ended March 31, 2006, particularly the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein and in the section entitled “Risk Factors” contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2006.

Contact:	Michael D. Friday
Aleris International, Inc.
Phone # 216-910-3503